EXHIBIT 99.1


  CERTIFICATION OF PRINCIPAL EXECUTIVE OFFICER AND CHIEF ACCOUNTING OFFICER OF
        IKON RECEIVABLES FUNDING, LLC PURSUANT TO 18 U.S.C. SECTION 1850
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We certify that, to the best of our knowledge and belief, the Annual Report on Form 10-K of IKON Receivables Funding, LLC for the period ending September 30, 2002:

(1) complies with the requirements of Section 13 (a) or 15 (d) of the Securities Exchange Act of 1934; and

(2) the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of IKON Receivables Funding, LLC.


/s/ Russell S. Slack                                 /s/ Harry G. Kozee
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Russell S. Slack                                     Harry G. Kozee
President (Principal Executive Officer)              Vice President - Finance
December 26, 2002                                    (Chief Accounting Officer)
                                                     December 26, 2002